Exhibit 10.1

FIRST AMENDMENT
TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is dated as of May 19, 2009 and is between Anchor Funding Services, LLC (“Borrower”), Textron Financial Corporation (acting in the capacity as lender as described in the Loan Agreement defined below (in such capacity, “Lender”)) and Textron Financial Corporation (acting in the capacity as administrative agent as described in the Loan Agreement defined below (in such capacity, “Agent”)).

Borrower, Lender and Agent are party to that certain Loan and Security Agreement, dated as of November 21, 2008 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

Borrower has requested that Agent and Lender amend the Loan Agreement.

Agent and Lender are willing to provide the amendments subject to and upon the terms and conditions set forth herein.

In consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.  DEFINITIONS

.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.  AMENDMENTS TO LOAN AGREEMENT
.

(a) The “Definitions” section of the Loan Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

“Funded Debt” of any Person means, without duplication, the following: (a) all obligations for Money Borrowed, (b) all obligations (including, during the non-cancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (c) all obligations of other Persons which such Person has guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person and (d) in the case of Borrower (without duplication) all Obligations under the Loan Documents.

(b) The “Definitions” section of the Loan Agreement is hereby amended by amending and restating the definition of “Adjusted Tangible Net Worth” as follows:

“Adjusted Tangible Net Worth” means, with respect to Borrower, on a consolidated basis (a) stockholder’s equity determined in accordance with GAAP, plus (b) the outstanding principal balance of Subordinated Indebtedness, plus (c) the amount of the non-cash preferred stock dividend accrual, minus (d) Intangible Assets including but not limited to all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, intellectual property, unamortized excess of investments in subsidiaries over equity  at dates of acquisition, deferred taxes, deferred financing costs and all similar items which should properly be treated as intangibles in accordance with GAAP, minus (e) all loans or advances to Affiliates of Borrower.

(c) The “Definitions” section of the Loan Agreement is hereby amended by amending and restating the definition of “Initial Term” as follows:

“Initial Term” means the period commencing on the Agreement Date and ending on December 31, 2009.

(d) The “Definitions” section of the Loan Agreement is hereby amended by amending and restating the definition of “Leverage Ratio” as follows:

“Leverage Ratio” means, as of the last day of each calendar month, the ratio of (a)(i) Funded Debt of Parent and its Subsidiaries as of such day on a consolidated basis, minus (ii) Subordinated Indebtedness, if any, of Borrower as of such day to (b)(i) Adjusted Tangible Net Worth of Parent and its Subsidiaries as of such day on a consolidated basis, plus (ii) Subordinated Indebtedness of Borrower as of such day.

(e) The “Definitions” section of the Loan Agreement is hereby amended by amending and restating the definition of “Maximum Credit” as follows:

“Maximum Credit” means the amount of $5,000,000.

(f) The “Definitions” section of the Loan Agreement is hereby amended by deleting the definition of “Maximum Credit Increase Conditions” and the definition of “Maximum Credit Increase Notice.”

(g) The “Definitions” section of the Loan Agreement is hereby amended by amending and restating the definition of “Termination Date” as follows:

“Termination Date” means the earliest to occur of: (a) the end of the Initial Term, (b) such date as the Obligations shall have been accelerated pursuant to the provisions of Section 10.2 or (c) such date as all Obligations shall have been indefeasibly paid in full and the Revolving Credit Facility shall have been terminated.

(h) Section 1.1(c) of the Loan Agreement is hereby amended by amending and restating it in its entirety as follows:

[INTENTIONALLY OMITTED].

(i) Section 2.1 of the Loan Agreement is hereby amended by amending and restating it in its entirety as follows:

Closing Date and Post Termination Date Fees. On the Closing Date, Borrower shall pay to Agent a fee (the “Closing Fee”) equal to $50,000, which fee shall be non-refundable in any circumstance and shall be fully earned by Agent on the Closing Date. Additionally, if all Obligations have not been indefeasibly paid in full on or before the end of the Initial Term, then on January 1, 2010 Borrower shall pay to Agent a fee equal to $50,000, which fee shall be non-refundable in any circumstance and shall be fully earned by Agent at the end of the Initial Term.

(j) Section 2.2 of the Loan Agreement is hereby amended by amending and restating it in its entirety as follows:

Unused Line Fee.  Commencing January 31, 2009 and on the last Business Day of each calendar month thereafter Borrower shall pay to Agent, for the benefit of Lenders, the Unused Line Fee due in respect of such calendar month then ending, which Unused Line Fee shall accrue from and include January 1, 2009, until but not including, the Termination Date.

(k) Section 8.6 of the Loan Agreement is hereby amended by amending and restating it in its entirety as follows:

(a)           Borrower shall not permit the Leverage Ratio to be greater than (i) .5 to 1.0 as of the last day of its 2008 Fiscal Year and (ii) 2.35 to 1.0 as of the last day of each Fiscal Quarter thereafter.

(b)           Borrower shall not permit Adjusted Tangible Net Worth to be less than $2,500,000 as of the last day of its 2008 Fiscal Year and as of the last day of each Fiscal Quarter thereafter.

(c)           Borrower shall not permit EBITDA to be less than a negative $300,000 as of the last day of each Fiscal Quarter.

(d)           Borrower shall not permit Availability at any time to be less than five percent (5%) of the amount indicated on the most recent Borrowing Base Certificate (inclusive of all fees, charges, expenses and all Liabilities and other payables are current within ordinary payment terms).

All amounts referenced in this Section 8.6 shall be determined in accordance with GAAP.

3.  LENDER CONSENT TO PORTFOLIO PURCHASES.Notwithstanding anything to the contrary in Section 8.9 of the Loan Agreement, Lender hereby consents to Borrower purchasing all or any substantial part of the assets of any Person if such assets consist solely of Purchased Accounts.

4.  REPRESENTATIONS AND WARRANTIES

.  Borrower hereby represents and warrants to Lender and Agent as follows:

(a) Borrower has the requisite power and authority to execute and deliver this Amendment and the authority to perform its obligations hereunder and under the Loan Documents to which it is a party.  The execution, delivery, and performance of this Amendment and the performance by Borrower of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

(b) This Amendment has been duly executed and delivered by Borrower.  This Amendment, upon its effectiveness in accordance with the terms hereof, and each Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

(c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower;

(d) Borrower does not have any actual or potential claim or cause of action against Lender or Agent or both for any actions or events occurring on or before the date hereof, and Borrower hereby waives and releases any right to assert same;

(e) No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment after giving effect to this Amendment; and

(f) The representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

5.  RELEASE OF CLAIMS

. To induce Agent and Lender to enter into this Agreement, Borrower hereby waives, remises, acquits, releases and forever discharges Agent and Lender and their respective predecessors, successors, assigns, affiliates, shareholders, directors, officers, directors, accountants, attorneys, employees, agents and representatives of, from and against any and all claims, actions, causes of action, suits, proceedings, contracts, judgments, damages, accounts, reckonings, executions, and liabilities whatsoever of every name and nature, whether known or unknown, whether or not well founded in fact or in law, and whether in law, at equity or otherwise, which Borrower ever had or now has for or by reason of any matter, cause or anything whatsoever to this date relating to or arising out of any of the Loan Documents or otherwise, including, without limitation, any actual or alleged act or omission of or on behalf of Agent or Lender with respect to the Loan Documents and any security interest, liens or collateral in connection therewith, or the enforcement of any of Agent’s or any Lender’s rights or remedies thereunder.  Borrower represents and warrants to Agent and Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Agent or Lender.  The terms of this Section shall survive the termination of the Loan Documents.

6.      CONDITIONS PRECEDENT TO THIS AMENDMENT

.  Upon the satisfaction of each of the following conditions precedent to the effectiveness of this Amendment and each and every provision hereof, this Amendment will be effective as of March 31, 2009:

(a) Agent shall have received this Amendment, duly executed by Borrower and acknowledged by Guarantors, and the same shall be in full force and effect;

(b) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) No Default or Event of Default shall have occurred and be continuing as of the date of the effectiveness of this Amendment after giving effect to this Amendment; and

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower.

7.

6.  CONSTRUCTION

.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REFERENCE TO APPLICABLE CONFLICT OF LAWS PRINCIPLES.

8.  ENTIRE AMENDMENT; EFFECT OF AMENDMENT

.  This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of the Agent or Lender or both as in effect prior to the date hereof.  The amendments set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further amendment or other matter, under the Loan Documents.  To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.  This Amendment is a Loan Document.

9.  COUNTERPARTS; TELEFACSIMILE EXECUTION

.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.    NO NOVATION.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord or satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

11.    WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE SUBJECT MATTER HEREOF.

12.  MISCELLANEOUS

.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

BORROWER:	ANCHOR FUNDING SERVICES, LLC

	By:	___________________________
	Print Name:	___________________________
	Title:	___________________________

LENDER:	TEXTRON FINANCIAL CORPORATION

	By:	___________________________
	Print Name:	___________________________
	Title:	___________________________

ACKNOWLEDGEMENT OF GUARANTORS

           The undersigned guarantors acknowledge that Agent and Lender have no obligation to provide them with notice of, or to obtain their consent to, the terms of the foregoing.  The undersigned guarantors nevertheless (i) acknowledge and agree to the terms and conditions of this Amendment; (ii) acknowledge that their guarantees remain fully valid, binding, and enforceable; and (iii) waive any and all defenses, claims, counterclaims, and offsets which they may have against Agent or Lender or both through the date of this Amendment.

AGREED AND ACKNOWLEDGED:

By:	Witness:
Print Name: Morry Rubin	Print Name:

By:	Witness:
Print Name: Brad Bernstein	Print Name:

ANCHOR FUNDING SERVICES, INC.

By:	Witness:
Print Name:	Print Name:
Print Title: